UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

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SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Spark Networks, Inc., a Delaware corporation (the “Company”), to be held at the Company’s principal executive offices located at 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025 on May 11, 2017 at 9:00 a.m. Pacific Daylight Time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect seven (7) directors to the Board of Directors to serve for one-year terms ending at the 2018 annual meeting of stockholders;
2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;
3.	To approve the Company’s 2017 Omnibus Incentive Plan; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 24, 2017 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting.

We will take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing proxy materials. To make it easy to vote, internet and telephone voting are available. The instructions for voting are on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, on the proxy card.

You are cordially invited to attend the Annual Meeting, but whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or date and sign your proxy card and return it in the enclosed postage paid envelope. You may revoke your proxy at any time before it is voted at the Annual Meeting. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert W. O’Hare

Corporate Secretary

Dated: March 31, 2017

Los Angeles, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on MAY 11, 2017: The 2017 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2016 are also available at: Http://proxy.spark.net.

SPARK NETWORKS, INC.

PROXY STATEMENT

For Annual Meeting to be Held

May 11, 2017 at 9:00 a.m. Pacific Daylight Time

The enclosed proxy is solicited by the Board of Directors of Spark Networks, Inc. (“we,” “us,” the “Company,” or “Spark”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025 on May 11, 2017 at 9:00 a.m. Pacific Daylight Time (the “Annual Meeting”).

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of seven (7) directors to the Board of Directors to serve one-year terms ending at the 2018 annual meeting of stockholders; (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; (3) to approve the Company’s 2017 Omnibus Incentive Plan; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

On or about April 5, 2017, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2017 Notice and Proxy Statement and our 2016 Annual Report on our 2016 Form 10-K via the internet.

Annual Report

Our annual report to stockholders for the year ended December 31, 2016 is being made available concurrently to each stockholder along with this proxy statement (collectively, the “Proxy Materials”). Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing the Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you receive a one-page notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like a printed copy of the Proxy Materials, please follow the instructions on the notice.

If you request printed versions of the Proxy Materials, you will also receive a proxy card.

Stockholders may also request a free copy of our 2016 Annual Report on our 2016 Form 10-K, by writing to Corporate Secretary, Spark Networks, Inc., 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025. Alternatively, stockholders may access our 2016 Annual Report on the Company’s website located at www.spark.net. We will also furnish any exhibit to our 2016 Form 10-K, if specifically requested.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on March 24, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 32,001,046 shares of our common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions will count toward the presence of a quorum. Broker non-votes also are counted for the purpose of establishing a quorum but are not considered to be entitled to vote. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Submitting Your Proxy

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. Please follow the instructions in the Notice of Internet Availability of Proxy Materials. If you received a paper copy of the Proxy Materials, simply mark your proxy card, and then date, sign and return it in the postage‑paid envelope provided.

Stockholders who hold their shares beneficially in a “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and you attend the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

How the Board Recommends that You Vote

The Board of Directors recommends the following votes:

1)	“FOR” the election of the seven (7) director nominees named in this proxy statement;
2)	“FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
3)	“FOR” the approval of the Company’s 2017 Omnibus Incentive Plan;

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted:

1)	“FOR” the election of the seven (7) director nominees;
2)	“FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
3)	“FOR” the approval of the Company’s 2017 Omnibus Incentive Plan;

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

If you are a beneficial owner of shares and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. See “Broker Non-Votes” below.

Broker Non-Votes

If you are a beneficial owner, meaning that your shares are held through a broker or other nominee (see “Holders of record versus beneficial owners” below), and you do not instruct your broker or nominee on how to vote on a non-routine matter, a “broker non-vote” will occur. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares may generally vote only on routine matters. Brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your broker or other nominee will only have the discretion to vote on the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2).

Abstentions

Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Holders of record versus beneficial owners

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the Proxy Materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting.

Revoking Your Proxy or Changing Your Vote

Any proxy given may be revoked at any time before it is voted at the Annual Meeting. Revoke your proxy by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on May 11, 2017 will be counted, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. Solicitations will generally be made by mail. In addition, the officers and other regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide that the number of members constituting the Board of Directors will be between two and nine members. The Company currently has eight (8) authorized members on its Board of Directors.

Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Michael J. McConnell, Michael B. Brodsky, Bradley J. Goldberg, Ian V. Jacobs, John H. Lewis, Walter L. Turek and Daniel M. Rosenthal, as nominees for election as directors at the Annual Meeting. Messrs. Goldberg and Rosenthal are being nominated pursuant to a purchase agreement dated August 9, 2016 by and between the Company and PEAK6 Investments, L.P. (“PEAK6”).  Each of the Board’s seven (7) nominees is currently serving as a director of the Company. If elected, each such nominee will serve for a term expiring at our annual meeting of stockholders in 2018.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for the election of these seven (7) nominees. Each of Messrs. McConnell, Brodsky, Goldberg, Jacobs, Lewis, Turek and Rosenthal has advised the Company of his availability and willingness to serve if elected. If, however, any of these nominees should be unable to serve or for good cause will not serve, either your proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine, or the Board may determine to reduce the size of the Board. You can find information about Messrs. McConnell, Brodsky, Goldberg, Jacobs, Lewis, Turek and Rosenthal below under the section “Board of Directors and Executive Officers.”

Vote Required

Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

The Board of Directors has adopted a policy regarding the election of directors, which provides that when a director receives a greater number of votes “withhold” election than votes “for” election, he or she will, promptly following certification of the stockholder vote, offer his or her resignation. In connection with a director resignation, the Nominating Committee of the Board will consider the resignation offer and make a recommendation to the Board. The independent members of the Board will consider what is in the best interests of the Company and its stockholders, and the Board will consider all factors deemed relevant, including the director’s tenure, qualifications, past and expected future contributions to the Company, and the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board’s actions may include (i) accepting the resignation offer or (ii) deferring acceptance of the resignation offer until a replacement director with certain necessary qualifications can be identified and elected to the Board.

If you hold your shares in a “street name” and you do not instruct your broker on how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Grant Thornton LLP became the Company’s independent registered public accounting firm on September 22, 2014 and audited our financial statements for 2015 and 2016.

The stockholders are being requested to ratify the appointment of Grant Thornton LLP at the Annual Meeting. The Company anticipates that a representative of Grant Thornton LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Neither the Company’s Certificate of Incorporation nor the Company’s Bylaws require that stockholders ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP, but may, nonetheless, retain Grant Thornton LLP as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. If stockholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE REAPPOINTMENT OF GRANT THORNTON LLP.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S

2017 OMNIBUS INCENTIVE PLAN

The material terms of the 2017 Plan are summarized below.  A copy of the full text of the 2017 Plan is attached to this proxy statement as Appendix A.  This summary of the 2017 Plan is not intended to be a complete description of 2017 Plan and is qualified in its entirety by the actual text of the 2017 Plan to which reference is made.

Our 2017 Plan was adopted by our Board of Directors on March 30, 2017.  The 2017 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards (including annual cash incentives and long-term cash incentives), and any combination thereof to our employees, directors, and consultants and to employees, directors, and consultants of certain affiliated entities.  As of March 29, 2017, approximately four officers, eight directors, 105 employees, and 10 consultants were eligible to participate in the 2017 Plan. Such persons are eligible to participate in the 2017 Plan on the basis that such participation provides an incentive, through ownership of the Company’s common stock, to continue in service to the Company and related entities, and to help the Company compete effectively with other enterprises for the services of qualified persons.  As of March 29, 2017, the closing price of a share of our common stock on the New York Stock Exchange was $0.98.

The 2017 Plan will allow us to continue to offer equity and other awards, which we believe is necessary for us to retain, motivate and attract experienced and highly qualified service providers.  If the 2017 Plan is approved, no awards will be made under our 2007 Omnibus Incentive Plan (the “Predecessor Plan”).

Shareholder approval of the 2017 Plan not only will allow us to grant these awards, it will also permit us to structure incentive compensation intended to preserve certain tax deductions under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  We refer to these awards as qualified performance-based awards.  Section 162(m) denies a corporation’s tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer.  Section 162(m) provides an exception to this limitation for qualified performance-based compensation, the material terms of which must be approved by a corporation’s stockholders.  To that end, in connection with approval of 2017 Plan, stockholders are also being asked to approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual, and eligible employees, as further described below.  We may or may not grant awards under 2017 Plan that are intended to qualify as performance-based awards.  However, to preserve our ability to grant awards intended to qualify as performance-based awards, Section 162(m) requires that stockholders must approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual, and eligible employees.  Subject to the requirements of Section 162(m), if the material terms under 2017 Plan are not re-approved by stockholders, we will not make any grants under 2017 Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as performance-based awards, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

We have reserved 3,250,000 shares of common stock for issuance under the 2017 Plan, plus up to 1,843,240 shares that would otherwise return to the Predecessor Plan as a result of forfeiture, termination or expiration of awards previously granted under the Predecessor Plan and outstanding when the 2017 Plan becomes effective.

Our Board of Directors or a committee of our Board of Directors, which we refer to as the “administrator” in this description, administers the 2017 Plan.  In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the administrator consists of two or more “outside directors” within the meaning of Section 162(m).  The administrator has the power to determine and interpret the terms and conditions of the awards, including, as applicable, the employees, directors, and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise.  The administrator also has the authority to reduce the exercise price of any outstanding stock options and the base appreciation amount of any stock appreciation rights if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

The 2017 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any of our parents or subsidiaries.  Non-qualified stock options may be granted to our employees and directors and those of certain of our affiliates.  The per share exercise price of all options granted under the 2017 Plan must be equal to at least the per share fair market value of our common stock on the date of grant.  The term of an incentive stock option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed 5 years, and the exercise price must equal at least 110% of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement.  However, an option may not be exercised later than the expiration of its term.

The 2017 Plan allows for the grant of stock appreciation rights.  Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date.  The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

The 2017 Plan allows for the grant of restricted stock.  Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions, if any, established by the administrator.  The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant.  The administrator may impose whatever conditions, if any, on vesting it determines to be appropriate.  For example, the administrator may set restrictions based on the achievement of specific performance goals.  Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

The 2017 Plan allows for the grant of restricted stock units.  Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator, if any, are achieved or the award otherwise vests.  The administrator may impose whatever conditions, if any, to vesting, or restrictions and conditions, if any, to payment that it determines to be appropriate.  The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment.  Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our common stock or other securities, or a combination thereof.

The 2017 Plan also allows for the grant of awards denominated in cash that may be settled in cash or shares of common stock, which may be subject to restrictions, as established by the administrator.

The administrator will determine the provisions, terms, and conditions of each award including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the administrator for any awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) will be one of, or combination of, the following: revenue, earnings before interest, depreciation, amortization and share-based compensation (“ebitdas”), earnings before interest, depreciation, amortization and share-based compensation and impairment charges (“adjusted ebitda”), contribution margin, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return, operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders’ equity, and economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital). The performance criteria may be applicable to our company, our affiliates or any individual business units of our company or any affiliate and may be measured over any specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator.

The maximum number of shares with respect to which options and SARs may be granted to any grantee under the 2017 Plan in any calendar year is 1,500,000 shares.  In connection with a grantee’s commencement of continuous service with us, a grantee may be granted options and SARs for up to an additional 1,500,000 shares under the 2017 Plan. For awards of restricted stock and restricted stock units that are intended to qualify as “performance-based compensation” for purposes of Section 162(m), the maximum number of shares with respect to which such awards may be granted to any grantee under the 2017 Plan in any calendar year is 1,500,000 shares.  For cash-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m), with respect to each twelve month period that constitutes or is part of each applicable performance period, the maximum amount that may be paid to a grantee pursuant to such awards is $10,000,000. The maximum number of shares with respect to which awards may be granted to any member of the Board of Directors (in consideration for such member’s services as a member of the Board of Directors) under the 2017 Plan in any calendar year is 750,000 shares. The aggregate value of all compensation paid or provided to any such member, in consideration for such member’s services as a member of the Board of Directors, in respect of a calendar year may not exceed $750,000.

The 2017 Plan allows for the transfer of awards under the 2017 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator to certain persons or entities.  Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2017 Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2017 Plan, and any other terms that the administrator determines require adjustment.

The 2017 Plan provides that, upon a Corporate Transaction (as defined in the 2017 Plan), all outstanding awards will terminate.  However, all such awards will not terminate to the extent they are assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, in the event of a Corporate Transaction, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested, provided that the applicable grantee’s continuous service with us or a related entity has not terminated prior to such date. Except as provided otherwise in an individual award agreement, in the event of a Change in Control (as defined in the 2017 Plan and other than a Change in Control which also is a Corporate Transaction), each award will become fully vested, provided that the applicable grantee’s continuous service with us or a related entity has not terminated prior to such date.

The 2017 Plan will automatically terminate 10 years following the date it becomes effective, unless we terminate it sooner.  In addition, our Board of Directors has the authority to amend, suspend or terminate the 2017 Plan provided such action does not impair the rights under any outstanding award.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2017 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement.  This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.  As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the 2017 Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company.  Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.  This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.  Any gain or loss on the grantee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of our common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation.  An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options.    The grant of an incentive stock option under the 2017 Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company.  A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.  In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of common stock.  If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.  The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.  If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation.  An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.  In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse.  This income is generally subject to withholding for U.S. Federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.  Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed.  The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient.  The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply.  Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise.  Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR.  Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A.  A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units.    Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies.  Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion.  Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units.  Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.   The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation.  A grant of performance units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S.

Federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2017 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement.  Reference should be made to the applicable provisions of the Code.  This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits.

Awards under the 2017 Plan are based on the discretion of the administrator and/or the Company’s achievement of performance targets established by the administrator, and it is not currently possible to determine the amounts that will be received by persons participating in the 2017 Plan in the future.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes is required to ratify Proposal 3. If stockholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the proposed executive compensation. Abstentions will have the same effect as votes cast against the proposal. Brokers and other nominees that do not receive instructions are prohibited from voting on the approval of the amendment to the Company’s 2017 Omnibus Incentive Plan, as this is a non-routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2017 PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Each of the persons named below will be nominated for election as a director of the Company at this Annual Meeting to serve for a term of one year ending at the 2018 annual meeting of stockholders and thereafter until his successor is duly elected and has qualified or until his death, resignation or removal. The nominees are currently serving as directors of the Company.  See “Executive Officers” below for more information on Mr. Rosenthal.

Name	Age	Positions

Michael J. McConnell	51	Chairman of the Board

Michael B. Brodsky	48	Director

Bradley J. Goldberg	47	Director

Ian V. Jacobs(1)	40	Director

John H. Lewis(2)	44	Director

Walter L. Turek	64	Director

Daniel M. Rosenthal	57	Chief Executive Officer & Director

(1)	Chairman of the Compensation Committee
(2)	Chairman of the Nominating Committee

Michael J. McConnell, in addition to being a private investor, serves as Chairman of the Board of Directors of the Company and previously served as Interim Executive Chairman of Spark Networks from August 2014 through December 2014. Since May 2016, Mr. McConnell has served on the Board of Directors of Guidance Software Inc., a NASDAQ-listed provider of forensic security and risk management applications. From August 2011 to November 2014, Mr. McConnell served on the Board of Directors of Redflex Holdings, Limited, an Australian Stock Exchange (ASX)‑listed developer and manufacturer of digital photo enforcement solutions and as the Interim Non-Executive Chairman from February 2012 to February 2013. Mr. McConnell also served as the Chairman of the Audit Committee, as well as a member of the Remuneration and Nominating & Governance Committees. From 2009 to 2012, Mr. McConnell served as the Chief Executive Officer of Collectors Universe, Inc., a NASDAQ-listed provider of third-party authentication and grading of high value collectibles. Mr. McConnell served on the Board of Directors of Collectors Universe, including on its Compensation and Nominating and Governance committees, from 2007 to 2013. From 1994 to 2007, Mr. McConnell served as a Managing Director of Shamrock Capital Advisors, an investment manager of both domestic and international alternative asset funds in public equities, real estate and private equity, where he led a $1.2 billion direct investment fund and was a member of the firm’s Executive Committee.

Mr. McConnell has served on numerous public and private company boards in the United States, Australia, New Zealand and Ireland over his career. From March 2014 to August 2014, Mr. McConnell served as a Non-Executive Director of Vitacost.com. From August 2011 to November 2012, Mr. McConnell served as Chairman of the Remuneration Committee of the Board, and Audit Committee member, of PaperlinX Limited, an ASX-listed international merchant of paper, communication materials and diversified products and services. From November 2009 to January 2012, Mr. McConnell was a member of the board of directors of MRV Communications, a worldwide supplier of communications equipment and services to carriers, governments and enterprise customers worldwide, where he also served on the Strategy and Compensation Committees. In addition, he has formerly served on the boards of Ansell Limited (October 2001 to November 2005), Nuplex Industries (December 2000 to March 2002), Force Corporation (March 1999 to May 2000), iPass Inc. (February 2007 to October 2008), Neo Technology Ventures (February 1999 to June 2004), Cosmoline Limited (March 1997 to May 1999) and Port-Link International (August 2000 to November 2005). Mr. McConnell received his B.A. in Economics from Harvard University in 1988 and his M.B.A. degree (Shermet Scholar) from the Darden School of the University of Virginia in 1994. Mr. McConnell is a member of the Board of Governors of the microfinance organization Opportunity International.

Michael B. Brodsky joined the Board of Directors of the Company on November 5, 2015 and brings a significant amount of experience as an investor, board director and operating executive. Since October 2010, Mr. Brodsky has served as Chairman of the Board of Directors of Determine, Inc. (NASDAQ: DTRM), an enterprise SaaS-based to “source-to-pay” solutions provider. Since 2013, he has also served as the managing partner of Vajra Asset Management, an investment firm. From 2008 to 2010, Mr. Brodsky was chairman and chief executive officer and a director of Youbet.com, Inc., an online horse racing and betting website acquired in 2010 by Churchill Downs Incorporated, a publicly traded provider of racetracks, casinos, off-track betting and online wagering services. Mr. Brodsky served as a member of the board of directors, and as a member of the Executive Committee of Churchill Downs from 2010 to 2012. From 2005 to 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm. Mr. Brodsky has also served as a director of Genesis Land Development Corporation, a residential land developer and home builder in Calgary, Canada, with shares listed on the Toronto Stock Exchange, since June, 2012, as a director of Trans World Corporation, a publicly traded company that owns and operates casinos in the Czech Republic, since September, 2013, he has served as Chairman of the Board of Trans World since June of 2014. He also has served as the Lead Director of IDSystems, a publically traded company that provides RFID wireless solutions for tracking high-value assets, since June of 2014. Mr. Brodsky received a Bachelor of Arts degree from Syracuse University, a law degree from Northwestern University School of Law and a Masters in Business Administration from the JL Kellogg Graduate School of Management School of Business at Northwestern University.

Bradley J. Goldberg joined the Board of Directors of the Company on August 10, 2016. Mr. Goldberg has served as the President of PEAK6 Investments, L.P. since 2012.  Mr. Goldberg leads business strategy, business operations, and people development across PEAK6 and its operating companies.  From 2009 until 2011, Mr. Goldberg was the CEO of PEAK6 Online, where he led a portfolio of early stage financial technology businesses, including OptionsHouse, which was subsequently sold to General Atlantic and then to E*TRADE.  Prior to PEAK6, Mr. Goldberg served in various leadership positions at Microsoft, across the Online, Enterprise and Developer businesses. Immediately before joining PEAK6, Mr. Goldberg was General Manager for the Search Business Unit, where he was responsible for product management, consumer marketing, and worldwide business management for Bing. Mr. Goldberg graduated with a Bachelor’s degree in Economics from Amherst College and completed post graduate work in Japan, at the Inter-University Center for Japanese Language Studies. Mr. Goldberg also earned an MBA from Harvard Business School, where he was awarded second year honors.

Ian V. Jacobs is the managing member of 402 Capital, LLC, an investment management firm, which he founded in March 2009. Since June 2016, Mr. Jacobs has served on the Board of Directors of MiX Telematics Limited, an NYSE-listed provider of fleet and mobile asset management solutions. From 2003 until 2009, Mr. Jacobs was employed by Berkshire Hathaway Inc. He received his Masters of Business Administration from Columbia University in 2003. Prior to receiving his M.B.A., Mr. Jacobs was an associate with Goldman Sachs. He completed the CFA program in 2001 and received his B.A. in Economics from Yeshiva University in 1997. Mr. Jacobs has considerable experience in U.S. capital markets, and has focused his investments on businesses with identifiable structural competitive advantages.

John H. Lewis is Founder and Managing Partner of Osmium Partners, a value investment firm. Prior to founding Osmium Partners in 2002, from 2001 to 2002, Mr. Lewis was Director of Research at Retzer Capital, a Wisconsin-based hedge fund. From 1999 to 2001, he was an Equity Research Analyst at Heartland Funds, a mutual fund with over $2 billion of assets under management. Mr. Lewis received a B.A. from the University of Maryland in 1996, and an M.B.A. from the University of San Francisco in 1999.

Walter L. Turek has served on the board of Ascentis Corporation, a provider of human resources software, online payroll services, and SaaS Human Capital Management solutions since 2011 and served as Executive Chairman from 2011 until its sale to Summit Partners in March 2017. In February 2017 Mr. Turek was appointed to the board of Windstream Holdings, Inc. (NASDAQ: WIN), a provider of advanced network communications and technology solutions.  From 2005 until its sale to Vista Equity Partners in 2012, Mr. Turek served on the Board of Directors, including as Chairman of the Nominations and Governance Committee and a member of the Audit and Compensation Committees, of Greenway Medical Technologies (formerly NYSE: GWAY), a provider of information solutions to improve the financial performance of healthcare providers. During his tenure with Greenway Medical, revenues grew from approximately $10 million to $140 million. From 2009 to its sale in 2011 to Juniper Networks, he served as Co-Founder and Director of Mykonos Software, a provider of security solutions for websites and web applications against hackers, fraud and theft. Since 1999, Mr. Turek has been a member of the Board of Directors of BlueTie.com, a leading provider of email hosting services and cloud based collaboration solutions.

Until June 2009, Mr. Turek served as an officer and Senior Vice President of Sales and Marketing for Paychex, Inc., a leading provider of payroll and human resource services (NASDAQ: PAYX), where he oversaw a sales force of over 2,000 people as well as the company’s Marketing and International efforts. During the course of his twenty-five year tenure with Paychex, company revenues grew from $10 million to $2 billion, and the company’s market capitalization expanded to $13 billion. In addition, Mr. Turek also served as Corporate Director of Stromberg, a wholly owned subsidiary and a provider of time and attendance solutions.

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Positions

Daniel M. Rosenthal	57	Chief Executive Officer (since August 11, 2016)

Robert W. O’Hare	36	Chief Financial Officer and Corporate Secretary (since March 1, 2015)

David Budworth	46	Chief Technology Officer (since August 11, 2016)

Daniel M. Rosenthal has served as the Company’s Chief Executive Officer and as a member of the Board of Directors since August 2016. Mr. Rosenthal joined the Company from PEAK6 Investments, L.P., where he spent seventeen years in a variety of roles across the firm. Most recently, Mr. Rosenthal oversaw the development of PEAK6’s electronic trading strategies and served as a member of the Board of Directors of Apex Clearing Corporation, a subsidiary of PEAK6.  From June 2012 through November 2015, Mr. Rosenthal served as Chief Executive Officer of Apex Clearing Corporation.  Prior to his role at Apex Clearing Corporation, Mr. Rosenthal served as PEAK6’s Chief Technology Officer and led the development of proprietary trading platforms, risk management, and back office functions. Mr. Rosenthal co-founded OptionsHouse, LLC in 2005 and served as its Co-Chief Executive Officer until May 2008.

Robert W. O’Hare joined the Company in 2015 from Square, Inc., where he served as Corporate Finance & Investor Relations Lead since 2013. Prior to Square, he was Director of Financial Planning & Analysis at Pandora Media, Inc. from 2010 to 2013. Prior to Pandora, he held financial roles at Spitfire Capital (2009 - 2010), Spectrum Equity Investors (2006 - 2009) and Thomas Weisel Partners (2004 - 2006). Mr. O’Hare received his B.S. from Georgetown University and is a CFA charter holder.

David Budworth joined the Company in 2016 from PEAK6 Investments, L.P., where he served as Chief Architect from January 2008 to August 2016, overseeing technical design, structure and management across a diverse range of investments.  In addition to his role as Chief Architect, Mr. Budworth also served as CTO of PEAK6 Capital Management LLC, from January 2011 to February 2013.  Prior to his position as Chief Architect, from August 2005 to January 2008, Mr. Budworth served as a CTO of OptionsHouse. In his time at PEAK6, Mr. Budworth led the designed and build-out of a large number of PEAK6's technology initiatives with various teams throughout the firm, both in trading and online.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the Federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, executive officers or nominees for election as director at the Annual Meeting, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) and Federated Heartland, Inc. (“Federated Heartland”) from October 2010 until his resignation from Federated and Federated Heartland, effective March 1, 2012. On February 28, 2012, each of Federated and Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of the Company’s website located at www.spark.net and is available in print, without charge, upon written request to the Corporate Secretary at Spark Networks, Inc., 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025. The Company intends to post promptly any amendments to or waivers of the Code granted to directors or officers on its website.

Director Independence

The Board of Directors has determined that Michael J. McConnell, Michael B. Brodsky, Bradley J. Goldberg, Ian V. Jacobs, John H. Lewis, Jonathan R. Mather and Walter L. Turek are each an “independent” director as defined by the listing standards of the NYSE MKT currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the NYSE MKT and SEC “independence” standards applicable to members of each such committee.

The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company, including relationships described below and in “Certain Relationships and Related Transactions.” The purpose of the Board of Directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE MKT rules.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During 2016, the Board of Directors met eight times, the Audit Committee met five times, the Compensation Committee met one time, and the Nominating Committee did not meet. Each director who was on the Board during this timeframe attended at least 75% of the aggregate number of meetings held during his term of service by (1) the Board of Directors and (2) those committees of the Board of Directors on which he served.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2016, all directors attended the Annual Meeting of Stockholders.

Board Committees

Audit Committee. The Audit Committee consists of John H. Lewis, Jonathan R. Mather and Walter L. Turek, each of whom is an independent director. Mr. Mather, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist the Company’s Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the consolidated financial statements and internal control management. The Audit Committee’s responsibilities include:

•

The appointment, replacement, compensation, and oversight of work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.

•

Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our Company or that are the subject of discussions between management and the independent auditors.

The Board of Directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.spark.net.

Compensation Committee. The Compensation Committee consists of Bradley J. Goldberg, Ian V. Jacobs, John H. Lewis and Walter L. Turek. Each member is an independent director. Mr. Jacobs is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s executive officers, including our Chief Executive Officer, and key employees. The Compensation Committee conducts an annual review (in connection with the conclusion of our business planning process) of the compensation packages for each of our named executive officers. Based on this review, the Compensation Committee approves, to the extent applicable, (a) base salary changes, (b) any cash payout amounts earned under the previous year’s annual cash incentive awards, (c) equity grants and (d) targets and potential payout amounts under any performance-based incentive compensation programs for the new year. The Compensation Committee will annually review the proposed performance metric(s) applicable to the named executive officers and approve the performance targets and target payout amounts for the named executive officers. The Company does not have a general equity grant policy. The Compensation Committee may take other individual compensation actions during the year as needed. In reviewing and making compensation decisions of other executive officers, the Committee may consult with the Company’s Chief Executive Officer and any others who can review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant and other advisors to assist in the evaluation of Chief Executive Officer or executive officer compensation.

The Board of Directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.spark.net.

Nominating Committee. The Nominating Committee consists of Michael B. Brodsky, Bradley J. Goldberg, Ian V. Jacobs and John H. Lewis, each of whom is an independent director. Mr. Lewis is the Chairman of the Nominating Committee. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting, fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices.

The Board of Directors has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.spark.net.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Currently, the Company’s Chief Executive Officer serves on the Board but does not act as Chairman of the Board.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board of Directors believes an effective risk management system will allow the Company to (1) make timely identifications of the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or Audit Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The Board of Directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the NYSE MKT, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty, and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Stockholders. The Company’s Bylaws provide that stockholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures in the Bylaws, which are described under “Stockholder Proposals-Proposals to be Submitted for Annual Meeting” and is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s Bylaws. Nominations made by stockholders in this manner are eligible to be presented by the stockholder at the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

EXECUTIVE OFFICER & DIRECTOR COMPENSATION

Introduction

This Executive Officer & Director Compensation section is designed to provide stockholders with an understanding of our compensation program and to discuss the compensation earned for 2016 by our named executive officers. Our Compensation Committee oversees our executive compensation program. The Compensation Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding equity grants under our existing stock incentive plans.

The Compensation Committee believes its compensation programs align the interests of our executives with those of our stockholders by placing great emphasis on at-risk compensation tied to specific short-term business objectives and long-term stockholder returns. To receive such short-term incentives, defined measurable goals must be achieved. Additionally, the new long-term stock award program requires management to deliver significant equity value creation within a specified time frame to be of value to its participants. Going forward, the Compensation Committee is committed to continued improvement in response to executive compensation trends and regulatory developments.

Named Executive Officers

In 2016, our named executive officers were:

•	Daniel M. Rosenthal, Chief Executive Officer
•	Robert W. O’Hare, Chief Financial Officer
•	David Budworth, Chief Technology Officer
•	Michael S. Egan, Former Chief Executive Officer
•	John R. Volturo, Former Chief Marketing Officer
•	Shailen Mistry, Former Chief Information Officer

Our Philosophy on Executive Compensation

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual compensation (cash and stock‑based) and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with stockholder value creation. To achieve these objectives, we are endeavoring to implement and maintain compensation plans that tie our executives’ overall compensation to our financial performance and return to stockholders. Overall, the total compensation opportunity is intended to create a competitive executive compensation program.

Our Process for Executive Compensation

The Compensation Committee oversees our executive compensation program. Each Committee member is an independent nonemployee director and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Compensation Committee retains final discretion in determining the compensation of our executive officers. In general, the Compensation Committee makes its final determination of both annual incentive awards and awards earned based on long-term performance in the first quarter following the end of each performance period.

In implementing and administering the Company’s compensation philosophy, the Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;
•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and
•	Reviews the individual performance of each executive officer.

As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations and reviewing advice of legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Consideration of Say-on-Pay Results

Stockholders perform an advisory vote regarding the compensation of the Company’s named executives every three years. At the Company’s annual meeting of stockholders held in June 2016, approximately 75% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. Stockholders review the compensation of the Company’s named executive officers every three years.

Elements of Named Executive Officer Compensation

Our named executive officer compensation consists of base salary, annual performance based cash and equity incentives, long-term equity plan participation and customary broad-based employee benefits. In addition, on occasion, the Compensation Committee may award special bonuses to the named executive officers. Consistent with our pay for performance philosophy, we believe that we can better motivate the named executive officers to enhance stockholder return if a significant portion of their compensation is “at-risk”; that is, contingent upon the achievement of performance objectives and overall strong company performance. The mix of base salary, annual bonus opportunity based on achievement of objectives and long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options and restricted stock units) varies depending on the officer’s position level.

The following discussion describes the mix of compensation methods that we use.

Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities. Base salaries are reviewed on an annual basis and any increases are similar in scope to our overall corporate salary increase, if any.

Annual Incentives. Our employment contracts with our named executive officers provide them with an opportunity to receive annual cash and stock incentive compensation consisting of the possibility of receipt of a cash bonus and a stock or option award, payable once per year. Any such annual incentive would be dependent upon attaining specific corporate and/or personal objectives for the prior fiscal year, as well as the Company achieving its stated financial budget. Our goal with bonuses to our named executive officers is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that we believe, if attained, result in greater long-term stockholder value. We believe that stock ownership is an important factor in aligning corporate and individual goals. Restricted stock unit (“RSU”) awards require a minimum hold period to further align management and stockholders. The Board of Directors approves these financial and strategic goals on an annual basis.

Long-term Incentives: The Company’s stock option program is designed to reward executives when they have created substantial value for stockholders over a specified period of time. It does this, in part, by (a) vesting each grant of options over a period of one or more years, and (b) instituting strike prices for options that are at or above current market prices, such that the award only has value if the Company’s stock price increases.  We believe that providing long-term incentives as a component of compensation helps us to attract and retain our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on our long-term performance goals.

Other Benefits: Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan. We do not plan on maintaining any pension plan or retirement benefit other than our 401(k) plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Executive Officer & Director Compensation section and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Executive Officer & Director Compensation section be included in the Company’s Proxy Statement.

Respectfully Submitted,

The Compensation Committee

Ian V. Jacobs (Chairman)

Bradley J. Goldberg

John H. Lewis

Walter L. Turek

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2016 and 2015 by our principal executive officer and our two most highly compensated executive officers who were employed by us at the end of the fiscal year ended December 31, 2016, as well as Messrs. Egan, Volturo and Mistry, for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that they were not serving as an executive officer at the end of 2016 (the “named executive officers”).

Name & Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Daniel M. Rosenthal,	2016	$156,154	-		-	-	-	$25,846	(5)	$182,000
Chief Executive Officer
(Joined August 2016)
Robert W. O’Hare,	2016	$250,000	-		-	-	$55,000	$31,614	(6)	$336,614
Chief Financial Officer	2015	$187,500	-		-	$108,000	$50,000	$37,649	(6)	$383,149
(Joined February 2015)
David Budworth,	2016	$115,962	-		-	-	-	$35,962	(7)	$151,924
Chief Technology Officer
(Joined August 2016)
Michael S. Egan,	2016	$218,480	$83,000	(10)	$128,940	-	-	$212,776	(9)	$643,196
Former Chief Executive Officer	2015	$300,000	$45,000	(8)	-	$108,000	$70,000	$29,611	(9)	$552,611
(Departed September 2016)
John R. Volturo,	2016	$201,141	$50,000	(10)	-	-	-	$178,609	(11)	$429,750
Former Chief Marketing Officer	2015	$183,333	-		-	$99,000	$100,000	$770		$383,103
(Departed September 2016)
Shailen Mistry,	2016	$173,397	$50,000	(10)	-	-	-	$161,853	(12)	$385,250
Former Chief Information Officer
(Departed September 2016)

(1)

The amounts disclosed reflect the aggregate grant date fair value of the stock awards in accordance with FASB ASC Topic 718 based upon the probable outcome of achieving the underlying vesting conditions. The grant date fair value of each stock award is computed based on the closing price of our common stock on the date of the grant.

(2)

The amounts disclosed reflect the aggregate grant date fair value of the equity awards in accordance with FASB ASC Topic 718 based upon the probable outcome of achieving the underlying vesting conditions. For assumptions used in the calculation of equity awards, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)

Our Compensation Committee establishes an annual pool from which cash bonuses can be distributed to the executive officers of the Company. This amount is based on the Company’s revenue from certain key segments and adjusted earnings before interest, taxes, depreciation and amortization (also known as Adjusted EBITDA). Bonus amounts for each executive officer are based on achieving certain financial targets as well as individual management objectives. See the summary of the employment agreements below for each officer for a further description of the determination of their bonuses.

(4)

All Other Compensation, as applicable, includes $48,185, $33,281 and $10,200 in 401(k) plan employer contributions for 2016, 2015 and 2014, respectively. For 2016, 2015 and 2014, the amount also includes gym membership benefit, health care premium coverage, life insurance premium coverage, severance payments, and payments of accrued but unused vacation. Specific amounts over $1,500 are separately noted below.

(5)	Includes $5,580 in 401(k) plan employer contributions and moving expenses of $18,198.
(6)

Includes $10,600 and $7,500 in 401(k) plan employer contributions for 2016 and 2015, respectively. Also includes $19,754 and $15,525 in health care premium coverage for 2016 and 2015, respectively. Includes $13,996 in moving expenses for 2015.

(7)	Includes $4,138 in 401(k) plan employer contributions, $6,364 in health care premium coverage and moving expenses of $25,000.
(8)	Includes a one-time signing bonus of $45,000 for 2015.
(9)

Includes $10,600 and $10,400 in 401(k) plan employer contributions for 2016 and 2015, respectively. Also includes $18,683 and $17,431 in health care premium coverage for 2016 and 2015, respectively. Includes $157,500 of severance in 2016.

(10)	Includes a one-time separation STI payment.
(11)	Includes $10,600 in 401(k) plan employer contributions and $145,000 of severance.
(12)	Includes $6,667 in 401(k) plan employer contributions, $19,851 in health care premium coverage and $125,000 of severance.

Grants of Plan-Based Awards for 2016

The following table provides information about grants of both non-equity incentive awards made through annual cash payments as well as equity awards made under the 2007 Omnibus Incentive Plan in the year ended December 31, 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards ($/Sh)(4)	Grant Date fair value of stock and option awards ($)(5)
Rosenthal	-	-	-	-	-	-	-	-	-	-	-

O’Hare			55,000
	1/1/2016	-	-	-	12,000	24,000	40,000	-	-	-	-

Budworth	-	-	-	-	-	-	-	-	-	-	-

Egan			150,000
	1/1/2016	-	-	-	30,000	60,000	100,000	-	-	-	-
	3/11/2016					42,000

Volturo			100,000
	1/1/2016	-	-	-	20,000	40,000	66,667	-	-	-	-

Mistry			100,000
	1/1/2016	-	-	-	12,000	24,000	40,000	-	-	-	-
	1/4/2016	-	-	-	-	-	-	-	(i) 60,000	(i) 5.25	29,400
									(ii) 120,000	(ii) 7.50	15,600
									(iii) 180,000	(iii) 10.00	7,200

(1)

Our Compensation Committee establishes an annual pool from which cash bonuses can be distributed to the executive officers of the Company. This amount is based on the Company’s revenue from certain key segments and adjusted earnings before interest, taxes, depreciation and amortization (also known as Adjusted EBITDA). Bonus amounts for each executive officer are based on achieving certain financial targets as well as individual management objectives. See the summary of the employment agreements below for each officer for a further description of the determination of their bonuses.

(2)

This column represents the number of shares of RSUs that were eligible to be granted to Messrs. O’Hare, Egan, Volturo, and Mistry pursuant to their respective Employment Agreements. None of these grants vested because financial targets required for vesting were not met.

(3)

This column represents the number of stock options granted to Mr. Mistry by the Board on January 4, 2016 in respect of his employment as an executive officer. Mr. Mistry's options expired unexercised following the termination of his employment.

(4)	Stock option prices reflect the exercise price for each respective tranche of option awards.
(5)

The amounts disclosed reflect the aggregate grant date fair value of equity awards in accordance with FASB ASC Topic 718. The grant date fair value of each stock award is computed based on the closing price of our common stock on the date of the grant. For assumptions used in calculation of equity awards, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the year ended December 31, 2016.

Option Awards							Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested
Rosenthal
	-	-	-	-	-	-	-	-		-	-	-
O’Hare
	4/1/2015	-	60,000	-	$5.25	12/31/2019	1/1/2016	12,000	(1)	$10,080	-	-
	4/1/2015	-	120,000	-	7.50	12/31/2019	-	-		-	-	-
	4/1/2015	-	180,000	-	10.00	12/31/2019	-	-		-	-	-
Total		-	360,000	-
Budworth
	-	-	-	-	-	-	-	-		-	-	-
Egan
	-	-	-	-	-	-	1/1/2016	30,000		$25,200	-	-
Volturo
	-	-	-	-	-	-	1/1/2016	20,000		$16,800	-	-
Mistry
	-	-	-	-	-	-	1/1/2016	12,000		$10,080	-	-

(1)	Represents the number of shares of RSUs that were granted to Messrs. O’Hare, Egan, Volturo, and Mistry. None of these grants vested because the financial targets required for vesting were not met.
(2)	The market value of the stock awards (RSUs) represents the product of the closing price of the Company’s stock as of December 31, 2016, which was $0.84 per share.

Option Exercises and Stock Vested

The following table provides information about common stock options exercised and restricted common stock that vested during the year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Rosenthal	-	-	-	-
O’Hare	-	-	-	-
Budworth	-	-	-	-
Egan	-	-	42,000	$35,280
Volturo	-	-	-	-
Mistry	-	-	-	-

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all full-time employees providing for matching contributions by the Company, as defined in the plan. The Company also has a related nonqualified deferred compensation plan whereby the Company may make contributions to executives’ accounts to make up for the limitations imposed by the Internal Revenue Code on Company profit sharing and matching contributions under the 401(k) plan. Participants in each plan may direct the investment of their personal accounts to a choice of mutual funds consisting of various portfolios of stocks, bonds, or cash instruments.

Name	Executive Contributions in the 2016 Fiscal Year	Registrant Contributed in 2016 Fiscal Year ($)(1)	Aggregate Earnings in 2016 Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2016 Fiscal Year End
Rosenthal	$10,000	$5,580	$449	-	$16,029
O’Hare	$18,000	$10,600	$6,390	-	$60,742
Budworth	$7,511	$4,138	$(39)	-	$11,610
Egan	$18,000	$10,600	$13,075	-	$195,326
Volturo	$15,467	$10,600	$1,631	$(27,698)	-
Mistry	$9,600	$6,667	$772	-	$17,039

(1)

Amounts reported as contributions are reflected in All Other Compensation in the Summary Compensation Table above. Amounts reported as Aggregate Earnings are not reflected in the Summary Compensation Table.

Employment Contracts

On August 9, 2016, Company entered into employment letters with each of Daniel M. Rosenthal, the Company’s Chief Executive Officer, and David Budworth, the Company’s Chief Technology Officer. Additionally, on December 13, 2016, the Company entered into an amended and restated employment agreement with Robert W. O’Hare, the Company’s Chief Financial Officer. Summaries of the material terms of these employment contracts are set forth below.

Daniel M. Rosenthal

Term. Mr. Rosenthal is subject to “at-will employment,” meaning that employment with the Company is for no specific period of time.

Annual Base Salary. Mr. Rosenthal receives an annual base salary of $400,000.

Benefits. Mr. Rosenthal is entitled to participate in any and all of the Company’s employee benefit plans generally applicable to the Company’s executives and are entitled to an annual cash and/or stock bonus at the discretion of the Board of Directors.

Additional Activities.  Mr. Rosenthal is permitted to provide PEAK6 with certain transition and other services. However, Mr. Rosenthal must devote substantially all work time to the Company, except to the extent otherwise approved by the Board of Directors in writing. Mr. Rosenthal has agreed to preserve the Company’s confidential and proprietary information and refrain from interfering with the Company’s relationships with its employees, clients, customers and suppliers.

Termination. If the Company terminates Mr. Rosenthal’s employment without cause or Mr. Rosenthal terminates his employment for good reason with the Company in the first year of employment, the Company will pay for Mr. Rosenthal’s relocation costs.

David Budworth

Term. Mr. Budworth is subject to “at-will employment,” meaning that employment with the Company is for no specific period of time.

Annual Base Salary. Mr. Budworth receives an annual base salary of $300,000.

Benefits. Mr. Budworth is entitled to participate in any and all of the Company’s employee benefit plans generally applicable to the Company’s executives and are entitled to an annual cash and/or stock bonus at the discretion of the Board of Directors.

Additional Activities.  Mr. Budworth is permitted to provide PEAK6 with certain transition and other services. However, Mr. Budworth must devote substantially all work time to the Company, except to the extent otherwise approved by the Board of Directors in writing. Mr. Budworth has agreed to preserve the Company’s confidential and proprietary information and refrain from interfering with the Company’s relationships with its employees, clients, customers and suppliers.

Termination. If the Company terminates Mr. Budworth’s employment without cause or Mr. Budworth terminates his employment for good reason with the Company in the first year of employment, the Company will pay for Mr. Budworth’s relocation costs.

Robert W. O’Hare

Term. The term of Mr. O’Hare’s amended and restated employment agreement commenced on January 1, 2017 and shall continue until terminated pursuant to the terms of the agreement. The agreement is terminable for any reason or no reason by either the Company or Mr. O’Hare. Any such termination shall not be effective, however, until at least thirty (30) days following receipt of written notice of such termination by the other party.

Compensation. During the term, the Company pays Mr. O’Hare an annual base salary of $305,000. Mr. O’Hare’s base salary may not be increased or decreased. Mr. O’Hare also shall be eligible to receive a short-term annual cash incentive (“STI”) payment of $24,000 based upon specific operational goals to be determined by the Board or the Compensation Committee of the Board.

Termination of Employment. Either the Company or Mr. O’Hare may terminate Mr. O’Hare’s employment at any time, with or without Cause (as such term is defined in the employment agreement), during the term of the employment agreement. In the event Mr. O’Hare’s employment terminates as described below under clauses (i) through (iii) or Mr. O’Hare is terminated by the Company for Cause, the Company shall pay to Mr. O’Hare upon Mr. O’Hare’s termination of employment: (i) the prorated base salary earned as of the date of Mr. O’Hare’s termination of employment, plus (ii) the accrued but unused vacation as of the date of Mr. O’Hare’s termination of employment, plus (iii) a pro rata amount of Mr. O’Hare’s STI payment for the year in which Mr. O’Hare’s employment terminates based on the number of days Mr. O’Hare was employed by the Company during such year (provided that in the event of Mr. O’Hare’s voluntary resignation during the Retention Period (defined below), Mr. O’Hare shall be entitled to a pro rata amount of Mr. O’Hare’s STI as set forth below in (i)). Any unvested equity interests held by Mr. O’Hare shall be forfeited upon the employment termination date, except as otherwise provided in the employment agreement.

(i)

In addition to any payments set forth above, in the event that the Company causes to occur an involuntary termination without Cause, Mr. O’Hare resigns from employment with the Company for Good Reason (as defined in the employment agreement) during the term or Mr. O’Hare voluntarily resigns during the period after May 31, 2017 but prior to July 31, 2017 (the “Retention Period”), Mr. O’Hare shall be entitled to a “Severance Package” that consists of the following: (a) a single cash lump sum “Severance Payment” equal to 50% of Mr. O’Hare’s base salary, payment to be made on the sixtieth (60th) day following such termination, (b) reimbursement of any COBRA payments paid by Mr. O’Hare in the twelve (12) month period following Mr. O’Hare’s termination of employment to the extent Mr. O’Hare is not eligible for similar coverage through another employer, and (c) in the event of Mr. O’Hare’s voluntary resignation during the Retention Period, a pro rata amount of Mr. O’Hare’s STI payment for the year in which Mr. O’Hare’s employment terminates based on the number of days Mr. O’Hare was employed by the Company during such year. Mr. O’Hare’s eligibility for such Severance Package will be conditional on Mr. O’Hare executing a Separation Agreement that includes a general mutual release by the Company and Mr. O’Hare in favor of the other.

(ii)

In addition to any payments set forth above, but not as set forth in paragraph (i) above, in the event of a Change in Control (as defined in the employment agreement), and following the Change in Control, Mr. O’Hare resigns for any of the three following reasons: (a) Mr. O’Hare’s base salary is reduced by the Company; (b) a reduction in Mr. O’Hare’s title, or a material reduction in Mr. O’Hare’s duties, authorities, and/or responsibilities; or (c) a requirement by the Company, without Mr. O’Hare’s consent, that Mr. O’Hare relocate to a location greater than thirty-five (35) miles from Mr. O’Hare’s place of residence, then Mr. O’Hare shall be entitled to a “Severance Package” that consists of the following: (y) a single cash lump sum “Severance Payment” equal to 100% of Mr. O’Hare’s base salary, payment to be made on the sixtieth (60th) day following such termination, and (z) reimbursement of any COBRA payments paid by Mr. O’Hare in the twelve (12) month period following Mr. O’Hare’s termination of employment to the extent Mr. O’Hare is not eligible for similar coverage through another employer. Mr. O’Hare’s eligibility for such Severance Package will be conditional on Mr. O’Hare executing a Separation Agreement that includes a general mutual release by the Company and Mr. O’Hare in favor of the other.

(iii)

In the event that Mr. O’Hare dies or terminates employment by reason of a Disability (as defined in the employment agreement) during the term, Mr. O’Hare shall be entitled to (a) payment of the unpaid prorated base salary earned as of the date of Mr. O’Hare’s death or Disability (the “Measurement Date”), and (b) reimbursement of any COBRA payments paid by Mr. O’Hare or his estate or beneficiaries in the twelve (12) month period following the Measurement Date.

Change of Control. In the event of a Change in Control (as defined in the employment agreement), 100% of any restricted stock units granted to Mr. O’Hare by the Company that are not yet vested shall vest immediately upon such Change in Control.

Other Terms. Subject to certain exceptions as provided in the employment agreement, during Mr. O’Hare’s employment with the Company and for a period of twelve (12) months thereafter, Mr. O’Hare has agreed that he will not knowingly, separately or in association with others, materially and substantially interfere with, impair, disrupt or damage (i) the Company’s relationship with any of the customers of the Company with whom Mr. O’Hare has had contact by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from the Company and to an enterprise that is in direct competition with the Company Business or (ii) the Company’s business by directly contacting any Company officers or key employees for the purpose of inducing or encouraging them to discontinue their employment with the Company.

Separation Agreements

Michael S. Egan

The employment of Michael S. Egan, the Company’s former Chief Executive Officer, terminated effective as of September 9, 2016.  On August 27, 2016, the Company entered into a separation and release agreement with Mr. Egan, pursuant to which Mr. Egan received severance payments consisting of (i) an amount equal to $157,500, which is 50% of Mr. Egan’s annual base salary, paid in equal installments on the Company’s normal payroll dates for a period of six months beginning on November 8, 2016; (ii) a short-term annual incentive award in the amount of $83,000; (iii) accrued but unused vacation of $24,231; and (iv) reimbursement for COBRA payments paid by Mr. Egan for 12 months.

John Volturo

The employment of John Volturo, the Company’s former Chief Marketing Officer, terminated effective as of September 9, 2016.  On September 1, 2016, the Company entered into a separation and release agreement with Mr. Volturo, pursuant to which Mr. Volturo received severance payments consisting of (i) an amount equal to $145,000, which is 50% of Mr. Volturo’s annual base salary, paid in equal installments on the Company’s normal payroll dates for a period of six months beginning on November 8, 2016; (ii) a short-term annual incentive award in the amount of $50,000; (iii) accrued but unused vacation of $21,192; and (iv) reimbursement for COBRA payments paid by Mr. Volturo for 12 months

Shailen Mistry

The employment of Shailen Mistry, the Company’s former Chief Technology Officer, terminated effective as of September 9, 2016. On September 7, 2016, the Company entered into a separation and release agreement with Mr. Mistry, pursuant to which Mr. Mistry received severance payments consisting of (i) an amount equal to $125,000, which is 50% of Mr. Mistry’s annual base salary, paid in equal installments on the Company’s normal payroll dates for a period of six months; (ii) a short-term annual incentive award in the amount of $50,000; (iii) accrued but unused vacation of $9,495; and (iv) reimbursement for COBRA payments paid by Mr. Mistry for 12 months.

Payments upon Termination or Change in Control

The Company provides severance and change in control arrangements in certain of the employment agreements or letters it has executed with its named executive officers, as discussed in the section titled “Employment Contracts and Termination of Employment and Change of Control Arrangements” above. Following is a summary of the payments that the Company’s named executive officers who held office in 2016 would have received in the event of a termination or termination after a change in control on December 31, 2016 (provided such termination was not effected by the Company for cause or by the officer without good reason), or in the event of a change of control on December 31, 2016:

Named Executive Officer	Salary Continuation or Severance	Bonus	Common Stock Options / RSUs(1)	Total
Rosenthal
• Termination without Cause or with Good Reason(2)	-	-	-	-
• Change of Control	-	-	-	-
• Change in Control with Termination without Cause or with Good Reason	-	-	-	-
O’Hare
• Termination without Cause or with Good Reason(3)	$125,000	-	$33,600	$158,600
• Change of Control	-	-	$33,600	$33,600
• Change in Control with Termination without Cause or with Good Reason	$125,000	-	$33,600	$158,600
Budworth
• Termination without Cause or with Good Reason(2)	-	-	-	-
• Change of Control	-	-	-	-
• Change in Control with Termination without Cause or with Good Reason	-	-	-	-

(1)	Represents the aggregate value of the acceleration of vesting of the named executive officers’ RSUs, based on the closing price of the Company’s common stock of $0.84 per share on December 31, 2016.
(2)

If Messrs. Rosenthal and Budworth had been terminated without Cause or had resigned for Good Reason on December 31, 2016, they would have been entitled to a severance package that consisted of relocation cost reimbursement.

(3)

If Mr. O’Hare had been terminated without Cause or had resigned for Good Reason on December 31, 2016, he would have been entitled to a severance package that consisted of the following: (a) a single cash lump-sum severance payment equal to $125,000, (b) reimbursement of COBRA health and welfare plan expenses for twelve (12) months following termination, and (c) a pro-rata amount of Mr. O'Hare's STI payment for the year based on the number of days worked during such year.

Director Compensation

For the fiscal year ended December 31, 2016, we paid our non-employee directors the following compensation:

•	Board Service Fee: Each director is paid $30,000 annually.
•	Board Chairman Fee: The Chairman of the Board is paid an additional $30,000 annual for serving as Chairman.
•	Committee Service Fee: Each member of the Compensation or Nominating Committee is paid $2,500 annually per committee, and each member of the Audit Committee is paid $4,000 annually.
•	Committee Chairmanship Service Fee: The chair of the Audit Committee receives $8,000 per year and each chair of the Nominating or Compensation Committee receives $4,000 annually per chairmanship.

In order to assist the Company with its cost-saving initiatives, the Board and Compensation Committee approved to providing all director fees for the third and fourth quarters of 2016 in the form of restricted stock unit awards rather than cash fees. Accordingly, all cash fees that a director would have otherwise received during the third and fourth quarters of 2016 was provided instead in the form of restricted stock unit awards, with each non-employee director receiving a number restricted stock units equal to (A) the cash fees that such director would have otherwise received during the third and fourth quarters of 2016, divided by (B) the volume weighted average price of the Company’s Common Stock for the 20 business days prior to and including June 30, 2016.

For the avoidance of doubt, we do not pay our non-employee directors any meeting attendance fees and the fees for chairmanship position of the Board or of a committee are not in addition to committee membership fees, but are in lieu of such fees. Officers of our Company who are members of the Board of Directors are not paid any directors’ fees. Directors are eligible to receive, from time to time, grants of options to purchase shares under our equity incentive plans.

For the fiscal year ending December 31, 2017, we established the following compensation for our non-employee directors:

•	Board Service Fee: Each director is paid $35,000 in cash annually. Directors also receive the equivalent of $35,000 in RSUs and are awarded 24,000 options, annually.
•	Board Chairman Fee: The Chairman of the Board is paid the equivalent of an additional $30,000 in RSUs annually for serving as Chairman.
•

Committee Service Fee: Each member of the Compensation or Nominating Committee is paid the equivalent of $2,500 in RSUs annually per committee, and each member of the Audit Committee is paid the equivalent of $4,000 in RSUs annually.

•

Committee Chairmanship Service Fee: The chair of the Audit Committee receives the equivalent of $8,000 in RSUs per year and each chair of the Nominating or Compensation Committee receives the equivalent of $4,000 in RSUs annually per chairmanship.

Director Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2016 by our Board of Directors. As executive officers of the Company, neither Mr. Rosenthal nor Mr. Egan received compensation for services on the Board of Directors during 2016.

Name	Fees Earned or Paid in Cash		Stock Awards(9)	Option Awards(10)	Total
Michael J. McConnell	$30,000	(1)	$35,796	-	$65,796
Michael B. Brodsky	$15,000	(2)	$19,390	-	$34,390
Bradley J. Goldberg	-		$12,112	$27,594	$39,706
Ian V. Jacobs	$18,250	(3)	$21,778	-	$40,028
John H. Lewis	$18,250	(4)	$21,778	-	$40,028
Jonathan R. Mather	$20,500	(5)	$22,670	-	$43,170
Walter L. Turek	$24,000	(6)	$21,778	-	$45,778
Lee K. Barba(7)	$18,500	(8)	$20,286	-	$38,786

(1)	Includes $15,000 in annual fees for serving on the Board of Directors starting from January 1, 2016.
(2)	Includes $15,000 in annual fees for serving on the Board of Directors and $3,250 in annual fees for serving on committees starting from January 1, 2016.
(3)	Includes $15,000 in annual fees for serving on the Board of Directors and $3,250 in annual fees for serving on committees starting from January 1, 2016.
(4)	Includes $15,000 in annual fees for serving on the Board of Directors and $5,500 in annual fees for serving on committees starting from January 1, 2016.
(5)	Includes $30,000 in annual fees for serving on the Board of Directors starting from January 1, 2016.
(6)	Includes $15,000 in annual fees for serving on the Board of Directors and $9,000 in annual fees for serving on committees starting from January 1, 2016.
(7)	Mr. Barba resigned from the Board of Directors on October 22, 2016.
(8)	Includes $15,000 in annual fees for serving on the Board of Directors and $3,500 in annual fees for serving on committees starting from January 1, 2016.
(9)

The amounts disclosed reflect the aggregate grant date fair value of the stock awards in accordance with FASB ASC Topic 718. The grant date fair value of each stock award is computed based on the closing price of our common stock on the grant date.

(10)

The amounts disclosed reflect the aggregate grant date fair value of the equity awards issued at the grant date in accordance with FASB ASC Topic 718. For assumptions used in calculation of equity awards, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Director Option Awards at Fiscal Year End

The following options granted as director compensation were outstanding as of December 31, 2016: Michael J. McConnell – 50,000; Michael B. Brodsky – 50,000; Bradley J. Goldberg – 50,000; Ian V. Jacobs – 50,000; John H. Lewis – 50,000; Jonathan R. Mather – 50,000; Walter L. Turek – 50,000.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified, to the fullest extent permitted under Delaware law, who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the indemnitee’s status with or service to the Company or to another entity at our request. The indemnification agreements provide that an indemnitee will also be indemnified for expenses incurred and judgments, fines and amounts paid in settlement by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, as each may be amended from time to time, and under Delaware law.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016 regarding compensation plans under which equity securities of the Company are authorized for issuance under the Company’s 2007 Omnibus Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,344,500	$6.02	4,945,154	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	1,344,500	$6.02	4,945,154	(1)

(1)

In July 2007, the Company adopted the 2007 Omnibus Incentive Plan (the “2007 Plan”). As of December 31, 2016, the 2007 Plan had 6.3 million shares authorized for issuance. On January 1, 2017, the number of shares reserved and available for issuance increased by an additional 1,279,342 shares as a result of the “evergreen” provision. As of March 24, 2017, the 2007 Plan had 7.6 million shares authorized for issuance of which 1,332,500 options were issued and outstanding. Pursuant to the “evergreen” provision, on the first day of each of the Company’s fiscal years beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 32,001,046 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;
•	Each director and director nominee;
•	Each named executive officer; and
•	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the number of shares of common stock set forth opposite such person’s name. Unless otherwise indicated, the address of our officers and directors is: c/o Spark Networks, Inc., 11150 Santa Monica Blvd., Suite 600, Los Angeles, California 90025.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
PEAK6 Investments, L.P.(1)	12,500,000	31.7%
Lloyd I. Miller, III(2)	5,641,838	17.6%
Osmium Partners, LLC(3)	3,744,964	11.7%
402 Capital, LLC(4)	2,740,021	8.6%
Spruce House Investment Management LLC(5)	2,175,000	6.8%
Named Executive Officers and Directors:
John H. Lewis(3)	3,744,964	11.7%
Ian V. Jacobs(4)	2,740,021	8.6%
Robert W. O’Hare(6)	379,000	1.2%
Michael J. McConnell(7)	192,655	*
Walter L. Turek(8)	176,876	*
Jonathan R. Mather(9)	67,139	*
Michael B. Brodsky(10)	62,708	*
Bradley J. Goldberg(11)	50,418	*
Daniel M. Rosenthal(12)	10,000	*
Michael S. Egan(13)	10,000	*
David Budworth	-	*
John R. Volturo	-	*
Shailen Mistry	-	*
All current directors and executive officers as a group (10 persons)(14)	7,423,781	23.2%

*	Indicates less than 1%.
(1)

Based on a Schedule 13D filed with the SEC on August 19, 2016. Represents 5,000,000 shares of common stock and 7,500,000 shares of common stock underlying warrants. PEAK6 Investments, L.P. shares beneficial ownership with respect to all of the reported shares with PEAK6 LLC, Matthew Hulsizer and Jennifer Just. PEAK6 Investments, L.P. directly holds the shares while PEAK6 LLC is the general partner of PEAK6 Investments, L.P. and Mr. Hulsizer and Ms. Just are managers of PEAK6 LLC. The principal business office of each reporting person is 141 W. Jackson Blvd., Suite 500, Chicago, IL 60604.

(2)

Based on a Schedule 13D/A filed with the SEC on September 1, 2016. Mr. Miller has sole voting and dispositive power with respect to 5,132,880 of the reported securities as (i) manager of a limited liability company that is the adviser to a certain trust, (ii) manager of a limited liability company that is the general partner of a certain limited partnership, and (iii) an individual. Mr. Miller has shared voting and dispositive power with respect to 216,000 of the reported securities with respect to shares owned by the reporting person’s wife and shares owned by certain trusts of which the reporting person is co-trustee. The principal business office of Mr. Miller is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.

(3)

Based on a Form 4 filed with the SEC on January 4, 2017. Represents 86,413 shares of common stock, 48,839 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options held by John H. Lewis directly, and 3,626,358 shares held by Osmium Partners, LLC, which serves as general partner of (a) Osmium Capital, LP, which holds 1,730,115 shares, (b) Osmium Capital II, LP, which holds 1,197,699 shares, (c) Osmium Spartan, LP, which holds 416,144 shares, and (d) Osmium Diamond, LP, which holds 282,400 shares. Mr. Lewis is the controlling member of Osmium Partners, LLC. Mr. Lewis and Osmium Partners, LLC may be deemed to share voting and dispositive power with respect to the shares, except for the shares held directly by Mr. Lewis. Each person disclaims beneficial ownership with respect to any shares other than the shares owned directly and of record by such person. The principal business office of Osmium Partners, LLC is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904. PEAK6 holds an aggregate limited partner interest of approximately 9% in certain funds managed by Osmium Partners, LLC.

(4)

Based on a Schedule 4 filed with the SEC on January 4, 2017. Represents 60,146 shares of common stock, 47,733 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options held by Ian V. Jacobs directly, and 2,648,788 shares held by 402 Capital, LLC, of which Mr. Jacobs is the managing member. 402 Capital, LLC acts as the investment manager of 402 Fund, L.P., which holds 1,215,950, shares, and SCA Partners, LP, which holds 1,432,838 shares. Mr. Jacobs, 402 Capital, LLC and 402 Fund, L.P. may be deemed to share voting and dispositive power with respect to the shares, except for the shares held directly by Mr. Jacobs. The principal business office of Mr. Jacobs and 402 Capital, LLC is 5015 Underwood Avenue, Omaha, Nebraska 68132.

(5)

Based on a Schedule 13G filed with the SEC on February 13, 2015. Spruce House Investment Management LLC shares beneficial ownership with respect to 2,175,000 of the reported securities with Spruce House Capital LLC, The Spruce House Partnership LP and Zachary Sternberg. The principal business office of Spruce House Investment Management LLC is 6 East 43rd Street, 23rd Floor, New York, New York 10017.

(6)	Includes 360,000 shares of common stock underlying options.
(7)	Includes 17,500 shares of restricted stock, 60,831 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options.
(8)	Includes 46,626 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options.
(9)	Includes 48,639 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options.
(10)	Includes 44,208 shares of common stock underlying RSUs and 18,500 shares of common stock underlying options.
(11)	Includes 19,418 shares of common stock underlying RSUs and 6,000 shares of common stock underlying options.
(12)	Includes 10,000 shares of common stock owned directly by Mr. Rosenthal.
(13)	Includes 10,000 shares of common stock owned directly by Mr. Egan.
(14)	Shares beneficially owned by all executive officers and directors as a group includes 332,839 shares of common stock underlying RSUs and 507,825 shares of common stock underlying options.

AUDIT INFORMATION

Fees to Independent Registered Public Accounting Firm for Fiscal Year 2016 and 2015

The following table sets forth the aggregate fees billed by Grant Thornton LLP for the fiscal years ended December 31, 2016 and 2015 for audit and non-audit services.

	Fees for the Year Ended December 31,
	2016	2015
Service
Audit fees(1)	$522,013	$514,314
Tax fees(2)	94,911	116,933
Other(3)	-	130,626
Total audit and non-audit fees	$616,924	$761,873

(1)

Fees for audit services include costs associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, the review of SEC registration statements and associated consents, and statutory audits required internationally.

(2)	Tax fees include tax compliance, general tax advice and tax planning.
(3)	For 2015, fees represent Internal Revenue Code Section 382 analysis and audit services performed in connection with an acquisition.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent, as determined by the Board of Directors, under applicable NYSE MKT rules and SEC standards. The Audit Committee also includes at least one independent director who is determined by the Board of Directors to have the qualifications of an “audit committee financial expert” in accordance with the SEC and NYSE MKT rules. Jonathan R. Mather currently serves as the Audit Committee’s audit committee financial expert. The Audit Committee represents and assists the Board of Directors in fulfilling its responsibility for monitoring, overseeing and evaluating: the accounting and financial processes of the Company, the preparation, quality and integrity of the Company’s consolidated financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal finance and accounting personnel, internal controls and the Company’s independent registered public accounting firm. The Audit Committee held five meetings during fiscal 2016.

Management is responsible for the preparation, integrity, objectivity and public reporting of the Company’s consolidated financial statements. It bears responsibility for maintaining accounting and financial reporting principles and internal controls and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. Grant Thornton LLP our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with the Company’s management, internal finance staff and Grant Thornton LLP, its current independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, with and without management present, and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also has discussed with its independent registered public accounting firm the results of the independent auditors’ examinations and the judgments of independent registered public accounting firm concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that the Company is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards. In addition, the Audit Committee has received from such independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such independent registered public accounting firm’s its independence from the Company and management, including a consideration of the compatibility of non-audit services with its independence, the scope of the audit and the fees paid to such independent registered public accounting firm during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully Submitted,

The Audit Committee

Jonathan R. Mather (Chairman)

John H. Lewis

Walter L. Turek

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s securities are currently registered under Section 12 of the Exchange Act. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s officers, directors and beneficial owners of 10% or more of its equity securities became subject to such requirement and to date, to the Company’s knowledge based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of such persons has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, other than one Form 4 that was inadvertently filed late on behalf of Mr. Jacobs with respect to an exempt conversion of a restricted stock unit award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Approval of Related Party Transactions

According to the written Company policy, the Company or any director or executive officer who becomes aware of a potential related party transaction, will notify the Audit Committee prior to entering into a potential related party transaction that involves payments that are anticipated to exceed $50,000 in any calendar year. If the Company, the directors, or the executive officers were unaware that a transaction was a potential related party transaction at the time of entering into the transaction, the director or executive officer who discovers the potential related nature of the transaction will notify the Company and the Audit Committee as soon as reasonably possible thereafter. After notification, the disinterested members of the Audit Committee will, to the extent they deem necessary or appropriate, have the opportunity to review and approve the transaction. The Audit Committee actively monitors on-going engagements with related parties and must approve any significant changes to the scope or cost of the engagement.

Certain Related-Party Transactions

We describe below the transactions and series of similar transactions, since December 31, 2015, to which we were a participant or will be a participant, in which:

•

transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company's total assets at year-end for the last two completed fiscal years; and

•

any of the directors, executive officers, holders of more than 5% of capital stock (sometimes referred to as “5% stockholders” below) of the Company or any member of their immediate family had or will have a direct or indirect material interest.

Executive Compensation and Employment Arrangements

Please see “Employment Contracts and Termination of Employment and Change of Control Arrangements” for information on compensation arrangements with our executive officers.

MLLNNL, LLC

The Company has multiple, on-going engagements with MLLNNL, LLC (“Mllnnl”), a marketing agency that employs, and was co-founded by, an employee of the Company’s wholly-owned subsidiary, Smooch Labs. In June 2016, the Company engaged Mllnnl to provide marketing consultation services. For the year ended December 31, 2016, the Company has expensed $429,000 for services performed by Mllnnl.

Purchase Agreement and Warrant with PEAK6

On August 9, 2016, the Company issued and sold to PEAK6 an aggregate of 5,000,000 shares of common stock of the Company at a purchase price of $1.55 per share pursuant to the terms of a purchase agreement dated as of August 9, 2016 (the “Purchase Agreement”), for an aggregate purchase price of $7.8 million. The Company also issued a warrant to PEAK6 to purchase up to 7,500,000 shares of common stock of the Company at an exercise price of $1.74 per share pursuant to the terms of a warrant agreement (the “Warrant Agreement”) dated as of August 9, 2016.  One-half of the shares subject to the warrant vest when the closing price of the Company’s common stock on the New York Stock Exchange equals or exceeds $2.50 per share for 15 trading days during a 30-trading day period and the remaining one-half of the shares subject to the warrant vest when the closing price of the Company’s common stock equals or exceeds $3.50 per share for 15 trading days during a 30-trading day period.  The exercise period of the warrant commenced on February 8, 2017 and has a five-year term from the date of the agreement. The vesting of the shares subject to the warrant is also subject to partial or full acceleration in connection with certain corporate reorganizations pursuant to the terms of the Warrant Agreement.  The Warrant Agreement provides that PEAK6 shall not have the right to exercise the warrant to the extent that PEAK6 would beneficially own in excess of 29.99% of the number of shares of common stock outstanding of the Company. If this restriction results in PEAK6 being unable to exercise the warrant at the end of the five-year term, the warrant term shall be extended one year. Subsequent to the stock purchase and as of December 31, 2016, PEAK6 holds a 15.6% ownership of the Company.

Management assessed whether the issuance of warrants represents a liability or equity instrument, and has determined that the warrants issued to PEAK6 are linked to equity instruments that are deemed to be indexed to the Company’s own stock. As such, the Company classified the warrant as equity at its fair value at the time of issuance and reassesses the equity classification at each balance sheet date. At December 31, 2016, management concluded that the equity classification remains appropriate for the warrant, as there have been no amendments or modifications to the terms of the warrant since the effective date of the Warrant Agreement.

Management has determined the fair value of the warrant as of the grant date using a Monte Carlo simulation model. The Monte Carlo simulation model utilizes multiple input variables to estimate the probability that market conditions will be achieved. The input variables include stock price volatility and risk-free interest rate to estimate the probability of satisfying the market conditions and the resulting fair value of the award. The warrant’s fair value of $3.3 million is included in additional paid-in capital, and the residual proceeds from the Purchase Agreement have been allocated to the shares of common stock of the Company issued to PEAK6.

In connection with the issuance of the shares of common stock and warrant to PEAK6, on August 9, 2016, the Company entered into Amendment No. 1 to the Company’s Rights Plan (the “Rights Plan Amendment”) with Computershare, Inc. in order to exempt the issuances of such shares and warrant (including the shares issuable upon exercise of the warrant) from the operation of the Company’s Rights Plan.

In connection with the Purchase Agreement, Daniel M. Rosenthal was appointed the Company’s Chief Executive Officer and David Budworth was appointed the Company’s Chief Technology Officer, each effective as of August 11, 2016.  Daniel M. Rosenthal and Bradley J. Goldberg were also appointed to the Company’s Board of Directors as PEAK6’s director designees pursuant to the Purchase Agreement, effective as of August 10, 2016.  Mr. Goldberg was also appointed as a member of the Nominating Committee and Compensation Committee of the Board of Directors, effective as of August 10, 2016.  Mr. Goldberg currently serves as the President of PEAK6, and Mr. Rosenthal and Mr. Budworth are both partners at PEAK6.

Management Services Agreement with PEAK6

In connection with the execution of the Purchase Agreement, the Company entered into a Management Services Agreement dated as of August 9, 2016 with PEAK6, pursuant to which PEAK6 provides certain marketing, technology, strategy, development and other services to the Company over a five-year term, for a cash fee of $1.5 million per year (the “Management Fee”), which is paid on a quarterly basis in an amount of $375,000 per quarter. The Management Fee excludes reimbursement of marketing costs as described below, which are costs in addition to the Management Fee.

At its discretion, PEAK6 may invoice each quarter for an amount different than the contractual amount, however, the amounts cannot exceed the contractual amount of $375,000 per quarter, other than for marketing costs as described below. If the quarterly invoice is for an amount less than the contractual amount, PEAK6 does not have the right to bill any additional fees in any future period, as the amounts invoiced represent the full amount due for the services provided by PEAK6 to the Company for each specific quarter.

During the year ended December 31, 2016, PEAK6 invoiced the Company a Management Fee of $560,000, representing the full amount due for services expected to be provided through the period ended February 28, 2017, excluding marketing costs as described below. The Management Fee may increase up to the contractual amount in future periods. The Management Fee expense is included within technical operations, development, and general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. For the year ended December 31, 2016, Management Fee expense to PEAK6 was $393,000. The prepaid expenses balance related to the Management Fee was $167,000 at December 31, 2016.

In addition, in the event that PEAK6 partners or employees are engaged to provide marketing or marketing related services to the Company either as replacement of Company employees or other external marketing resources engaged by the Company or as if they were Company employees, then the Company will reimburse PEAK6 for the actual costs incurred by such PEAK6 partners or employees. The amount to be reimbursed in any year by the Company for such marketing or marketing related services shall not exceed the lesser of “Saved Company Marketing Costs” or $1.8 million. “Saved Company Marketing Costs” is defined as the aggregate amount of fully burdened costs to the Company of the sales and marketing employees and external marketing resources (consulting or otherwise) that provided marketing or similar services to the Company that are replaced or reduced by the Company or PEAK6 partners or employees. The amounts reimbursed to PEAK6 for marketing and marketing related services are included as sales and marketing expense in the Consolidated Statements of Operations and Comprehensive Loss. For the year ended December 31, 2016, the Company has expensed $259,000 for sales and marketing services performed by PEAK6.

The Management Services Agreement may be terminated by the Company at its convenience upon at least 60 days’ prior written notice at any time after August 9, 2019, and may be terminated for cause at any time by PEAK6 or the Company upon the occurrence of certain events as set forth in the Management Services Agreement. Upon termination for convenience, the Company shall pay PEAK6 any unpaid quarterly payments that are due on or before the termination date and amounts due for certain costs and expenses incurred in connection with the Management Services Agreement. Upon termination for “cause” by PEAK6, the Company shall pay PEAK6 any unpaid quarterly payments that are due on or before the termination date, all Management Fees that would have been paid by the Company to PEAK6 in the first three years of the agreement less amounts actually paid, and the Warrant shall vest immediately without regard to any vesting conditions. Upon termination for cause by the Company, PEAK6 shall pay the Company an amount equal to the aggregate amount of all Management Fees paid by the Company during the term of the Management Services Agreement.

Lloyd I. Miller, III

On August 22, 2016, the Company issued and sold to certain affiliates of Lloyd I. Miller, III an aggregate of 840,031 shares of common stock of the Company at a purchase price of $1.55 per share, for an aggregate purchase price of approximately $1.3 million. Lloyd Miller is a holder of more than 10% of the Company’s outstanding shares of capital stock.

STOCKHOLDER PROPOSALS

Proposals to be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, a written copy of the proposal must be received no later than the close of business on December 1, 2017 (the date that is 120 calendar days before the anniversary of the date of the proxy statement relating to this year’s Annual Meeting). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Our Bylaws provide that business, which must constitute a proper matter under Delaware law for stockholder action, may be conducted at an annual meeting if it is properly brought before the meeting by a stockholder who has given timely written notice and is a stockholder of record on the date of giving the notice and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The notice must contain the information specified in our Bylaws.

To be timely, the notice must be delivered to the secretary of the Company

•	no later than February 10, 2018 (the 90th day prior to the first anniversary of the prior year’s annual meeting), and
•	no earlier than January 11, 2018 (the 120th day prior to the first anniversary of the prior year’s annual meeting).

In the event that the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting, then the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the adjournment or postponement of an annual meeting (or the public announcement) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

Any stockholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting. In addition, if a stockholder (or a qualified representative as described in our Bylaws) does not appear to present his, her or its proposal at such meeting, then such business will not be considered.

Mailing Instructions

In either case, proposals should be delivered to Spark Networks, Inc., 11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, Spark Networks, Inc., 11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025, by telephone at (310) 858-0550 or by email to rohare@spark.net specifying whether the communication is directed to the entire Board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the Board or a committee.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert W. O’Hare

Corporate Secretary

Dated: March 31, 2017

Los Angeles, California

APPENDIX A

SPARK NETWORKS, INC.

2017 OMNIBUS INCENTIVE PLAN

1.Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 promulgated under the Exchange Act.

(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)“Board” means the Board of Directors of the Company.

(h)“Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(j)“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(k)“Code” means the Internal Revenue Code of 1986, as amended.

(l)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(m)“Common Stock” means the common stock of the Company.

(n)“Company” means Spark Networks, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(p)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(q)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(r)“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)the complete liquidation or dissolution of the Company;

(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(s)“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(t)“Director” means a member of the Board or the board of directors of any Related Entity.

(u)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(v)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs.  Dividend Equivalent Rights granted in connection with a Restricted Stock Unit that vests based on the attainment of performance criteria shall be subject to the vesting of the underlying Restricted Stock Unit.

(w)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(z)“Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, means any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i)a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties;

(ii)a material reduction in the Grantee’s base salary; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii)requiring the Grantee to be based at any place outside a 50 mile radius from the Grantee’s job location or residence except for reasonably required travel on business.

(aa)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(bb)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(cc)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(dd)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(ii)“Plan” means this 2017 Omnibus Incentive Plan, as may be amended from time to time.

(jj)“Predecessor Plan” means the Company’s 2007 Omnibus Incentive Plan, as amended.

(kk)“Related Entity” means any Parent or Subsidiary of the Company.

(ll)“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or, for the Grantee, a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(mm)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions and forfeiture provisions, if any, and other terms and conditions as established by the Administrator.  Dividends payable in connection with a Restricted Stock Award that vests upon the attainment of performance criteria shall be held subject to the vesting of the underlying Share of Restricted Stock.

(nn)“Restricted Stock Units” means an Award which may be earned based on criteria, if any, established by the Administrator, including being earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator, and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(oo)“Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor thereto.

(pp)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(qq)“Share” means a share of the Common Stock.

(rr)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock and Cash Subject to the Plan.

(a)Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 3,250,000 Shares, plus up to 1,843,240 Shares that would otherwise return to the Predecessor Plan as a result of forfeiture, termination or expiration of awards previously granted under the Predecessor Plan and outstanding when this Plan becomes effective (ignoring the termination or expiration of the Predecessor Plan for the purpose of determining the number of Shares available for the Plan). Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 3,250,000 Shares, and such number shall not be subject to annual adjustment as described immediately above.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the

Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, or at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  To the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.  SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the number of actual Shares issued to the Grantee upon exercise of the SAR.

4.Administration of the Plan.

(a)Plan Administrator.

(i)Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  In the case of Awards granted to Directors or Employees who are also Officers or Directors of the Company, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee.

(ii)Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)Administration With Respect to Covered Employees.  Notwithstanding the foregoing, it is intended that grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)to determine whether and to what extent Awards are granted hereunder;

(iii)to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions of any Award granted hereunder;

(vi)to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee.

(vii)to reduce, in each case, without stockholder approval, the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and to cancel, in each case, without stockholder approval, an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ix)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(x)to approve corrections in the documentation or administration of any Award;

(xi)to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xii)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.Terms and Conditions of Awards.

(a)Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards, or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator for any Awards intended to be Performance-Based Compensation shall be one of, or combination of, the following: revenue, earnings before interest, depreciation, amortization and share-based compensation (“ebitdas”), earnings before interest, depreciation, amortization and share-based compensation and impairment charges (“adjusted ebitda”), contribution margin, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return, operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders’ equity, and economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital).  The performance criteria established by the Administrator for any Awards not intended to be Performance-Based Compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the Administrator.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured over any specified period, including but not limited to quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, to the extent applicable to Awards intended to qualify as Performance-Based Compensation, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items”, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

(d)Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)Individual Limitations on Awards.

(i)Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 1,500,000 Shares.  In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 1,500,000 Shares which shall not count against the limit set forth in the previous sentence.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 1,500,000 Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)  Individual Limit for Cash-Based Awards.  For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be $10,000,000.  In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12)

(iv)Individual Limit for Non-Employee Director Awards.  The maximum number of Shares with respect to which Awards may be granted to any member of the Board (in consideration for such member’s services as a member of the Board) in any calendar year shall be 750,000 Shares. Without limiting the foregoing, the aggregate value of all compensation paid or provided to any such member, in consideration for such member’s services as a member of the Board, in respect of a calendar year shall not exceed $750,000 (for purposes of determining such aggregate value, compensation in the form of Awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes)).

(h)Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.Award Exercise or Purchase Price, Consideration and Taxes.

(a)Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)In the case of an Incentive Stock Option:

(A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)In the case of other Awards, such price as is determined by the Administrator.

(vi)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)cash;

(ii)check;

(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)with respect to Options, if the exercise occurs when the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)Taxes.  No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash.  Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award (limited to avoid, as determined by the Administrator, financial accounting charges under applicable accounting guidance and reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.Exercise of Award.

(a)Procedure for Exercise; Rights as a Stockholder.

(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)Exercise of Award Following Termination of Continuous Service.

(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.Conditions Upon Issuance of Shares.

(a)If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.Corporate Transactions and Changes in Control.

(a)Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii)Change in Control.  Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c)Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.Amendment, Suspension or Termination of the Plan.

(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.Reservation of Shares.

(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, including, but not limited to, Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  Any Award exercised or settled before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise or settlement of any such Award shall not be counted in determining whether stockholder approval is obtained.

18.Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  Signature [PLEASE SIGN WITHIN BOX]  Date Signature (Joint Owners)  Date  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time the day before the cut-off date  or meeting date. Have your proxy card in hand when you access the web site  and follow the instructions to obtain your records and to create an electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing  proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign  up for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  SPARK NETWORKS, INC.  11150 SANTA MONICA BOULEVARD  SUITE 600  LOS ANGELES, CA 90025  E26243-P91474  SPARK NETWORKS, INC.  The Board of Directors recommends that you vote "FOR"  each of the director nominees listed in Proposal 1.  1. Election of Directors  Withhold  For   Withhold  For    Nominees:  The Board of Directors recommends that you vote "FOR"  Proposals 2 and 3.  !  !   1a. Michael J. McConnell  Abstain  For   Against  !  !  !  !  !   1b. Michael B. Brodsky  2. To ratify the appointment of Grant Thornton LLP as the  independent registered public accounting firm of the  Company for the year ending December 31, 2017.  !  !   1c. Brad Goldberg  !  !  !  !  !  3. To approve the Company's 2017 Omnibus Incentive Plan.   1d. Ian V. Jacobs  !  !   1e. John H. Lewis  NOTE: To transact such other business as may properly  come before the Annual meeting or any adjournments or postponements thereof.  !  !   1f. Walter L. Turek  !  !   1g. Daniel M. Rosenthal  !  For address changes and/or comments, please check this box and write them  on the back where indicated.  !  !  Please indicate if you plan to attend this meeting.  Yes   No  This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.  V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 11, 2017. The Notice and Proxy Statement and Annual Report are also available at www.proxyvote.com.  E26244-P91474   Proxy — SPARK NETWORKS, INC.  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS  TO BE HELD ON MAY 11, 2017  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY  The undersigned stockholder(s) hereby acknowledge(s) receipt of the 2017 Notice of Annual Meeting of Stockholders ("Annual Meeting") of  Spark Networks, Inc. (the "Company") dated May 11, 2017, and the accompanying Proxy Statement related to the Annual Meeting, and appoint each  of DANIEL M. ROSENTHAL and ROBERT W. O'HARE, and either of them, with full power of substitution in each, as attorney-in-fact and proxies for, and  in the name and place of, the undersigned at the Annual Meeting.  Said proxies are hereby given authority to vote all shares which the undersigned is entitled to vote at the Annual Meeting, to be held at 9:00 a.m. local time,  on May 11, 2017, at 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California 90025, and at any and all adjournments or postponements  thereof, on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated. Said proxies may vote according  to their discretion on any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.  The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting  or any adjournments or postponements thereof.  If not otherwise specified, shares will be voted FOR all nominees in Proposal 1, FOR Proposal 2, and FOR Proposal 3, as described in the  Proxy Statement, and as the proxy holders deem advisable on such matters as may properly come before the Annual Meeting.  Our Board of Directors has fixed the close of business on March 24, 2017 as the record date (the "Record Date") for determining the stockholders  entitled to notice and to vote at our Annual Meeting or any adjournment or postponement thereof. Only stockholders at the close business on the  Record Date are entitled to vote at our Annual Meeting.  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  Address Changes/Comments: _______________________________________________________________________________  ________________________________________________________________________________________________________   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)  (Continued and to be marked, dated and signed on the reverse side.)  V.1.1